UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 13, 2019

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.                                        Results of Operations and Financial Condition.

On January 14, 2019, Ribbon Communications Inc. (the “Company”) issued a press release announcing the Company’s expectations regarding certain of its full year 2018 financial results.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.       The information under this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 14, 2019 (his “Transition Date”), Michael Swade stepped down from his position as the Company’s Executive Vice President, Global Sales.  Mr. Swade will continue to be employed by the Company to assist with the transition of his duties through March 31, 2019.

In addition, David Walsh will be stepping down as Founder and President, Kandy for the Company, effective February 1, 2019 (the “Employment Termination Date”).  Mr. Walsh has agreed to provide consulting services to the Company pursuant to an independent consultancy agreement.

In connection with the above-described transitions, each of Mr. Swade and Mr. Walsh entered into letter agreements, each dated January 13, 2018 (each, a “Letter Agreement” and together, the “Letter Agreements”), concerning their respective separations from the Company and its affiliates.

Pursuant to the Letter Agreement with Mr. Swade (the “Swade Letter Agreement”), Mr. Swade will remain employed by Ribbon Communications Operating Company, Inc., a wholly-owned subsidiary of the Company (“RCOC”), to provide transition assistance to the Company’s sales organization between the Transition Date and March 31, 2019, and will, among other things, remain eligible to receive his 2018 annual corporate bonus, if any, as determined by the Compensation Committee of the Board of Directors of the Company.  Subject to Mr. Swade’s continued services in accordance with the Swade Letter Agreement, Mr. Swade’s employment will be terminated by the Company without Cause (as such term is defined in his employment agreement, dated September 19, 2014 (the “Swade Employment Agreement”)), effective on March 31, 2019, and Mr. Swade will be entitled to severance payments and benefits upon such a termination consistent with (and subject to the terms of) the Swade Employment Agreement.  The Swade Letter Agreement also provides that Mr. Swade’s confidentiality, non-competition and assignment of inventions agreement will remain in effect.

Pursuant to the Letter Agreement with Mr. Walsh (the “Walsh Letter Agreement”), Mr. Walsh’s employment with RCOC will terminate as of the close of business on the Employment Termination Date.  Subject to Mr. Walsh’s continued services in accordance with the Walsh Letter Agreement, (x) Mr. Walsh’s employment will be terminated by the Company without Cause (as such term is defined in his employment agreement, dated August 12, 2013, as amended (the “Walsh Employment Agreement”) on the Employment Termination Date; and (y) Mr. Walsh will, subject to his execution and non-revocation of a release of claims in favor of the Company, be entitled to: (i) a severance payment equal to

$1,250,000, less applicable deductions, payable in 12 monthly installments; (ii) up to 18 months of group health plan coverage under COBRA; (iii) $350,000, less applicable deductions, in lieu of any 2018 bonus to which he may have been entitled under the 2018 bonus program under the Company’s Senior Management Cash Incentive Plan; and (iv) full vesting of all of Mr. Walsh’s unvested restricted shares and/or restricted stock units on the Employment Termination Date.  The Walsh Letter Agreement also provides that Mr. Walsh’s confidentiality, non-competition, non-solicitation, assignment of inventions and non-disparagement provisions of the Walsh Employment Agreement will remain in effect.

Mr. Walsh and RCOC also entered into an Independent Consultancy Agreement, effective February 2, 2019 (the “Consultancy Agreement”), whereby Mr. Walsh agreed to provide business advisory services to RCOC from February 2, 2019 to January 31, 2020.  During the term of the Consultancy Agreement, Mr. Walsh will be paid $25,000 per month, prorated for any partial month, in consideration for such services.  After the term of the Consultancy Agreement, Mr. Walsh shall be subject to a one-year restriction on solicitation of any employees, customers and business relationships of the Company.  The Consultancy Agreement may be terminated at any time before January 31, 2020 by mutual agreement of the parties thereto; upon a 30-day written notice to the other party; or by either party with immediate effect in the event of a breach, violation or default of any provision of such agreement by the other party that has not been cured within 10 days after written notice.

Item 8.01.                                        Other Events.

Effective January 14, 2019, the Board of Directors of the Company appointed Steven Bruny, formerly the Company’s Executive Vice President, Global Operations, as the Company’s Executive Vice President, Global Sales & Services.  Mr. Bruny fills the vacancy created by Michael Swade’s departure.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibit relating to Item 2.02 shall be deemed furnished, and not filed:

99.1                        Press Release of Ribbon Communications Inc. dated January 14, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2019	RIBBON COMMUNICATIONS INC.

	By:	/s/ Daryl E. Raiford
		Name:	Daryl E. Raiford
		Title:	Executive Vice President and Chief Financial Officer